Exhibit 21
VIAD CORP
(Delaware)
     Active and Inactive (I) Subsidiaries and Affiliates* by business segment as of December 31, 2009
MARKETING AND EVENTS GROUP
David H. Gibson Company, Inc. (Texas)
ethnoMetrics Inc. (Delaware)
EXG, Inc. (Delaware)
     Giltspur Exhibits of Canada, Inc. (Ontario)
GES Exposition Services (Canada) Limited (Canada)
     Exposervice Standard Inc. (Canada)
          Clarkson-Conway Inc. (Canada)
               Services d’Expositions P.E. Poitras Ltée (Québec)
GES Exposition Services, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey)
Expo Accessories, Inc. (New York)
Expo Display & Design, Inc. (New Jersey)
Shows Unlimited, Inc. (Nevada)
Tradeshow Convention Services Inc. (Washington)
GES Service Companies Limited (United Kingdom)
     Corporate Technical Services Limited (United Kingdom)
     MES Holdings Limited (United Kingdom)
          Melville Electrical Services Limited (United Kingdom) (I)
          Melville Exhibition and Event Services Limited (United Kingdom)
               Melville Middle East Exhibitions Services LLC (Abu Dhabi) (49%)
          Melville Hire Services Limited (United Kingdom) (I)
          Melville Logistics GmbH (Germany)
          Proj-X4 Exhibition and Events Limited (United Kingdom)
Las Vegas Convention Service Co. (Nevada) (I)
The Becker Group, Ltd. (Maryland)
Viad Holding GmbH (Germany)
     Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
     Voblo Verwaltungs GmbH (Germany)
Viad Service Companies Limited (United Kingdom)
     SDD Exhibitions Limited (United Kingdom) (I)
TRAVEL AND RECREATION GROUP
Glacier Park, Inc. (Arizona) (80%)
     Waterton Transport Company, Limited (Alberta)
Greyhound Canada Holdings, Inc. (Alberta)~~
     Brewster Inc. (Alberta)
          Banff Hospitality Residence Ltd. (Alberta) (43.52%)
CORPORATE AND OTHER
VREC, Inc. (Delaware)

*	Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

~~	Indicates a Corporate and Other Subsidiary

+	Exhibitgroup/Giltspur is not listed under this business segment because it is a division of Viad Corp. The assets and third-party liabilities of Viad’s Exhibitgroup/Giltspur division were transferred to GES Exposition Services, Inc. at close of business on 12/31/09.

++	All assets and third-party liabilities transferred to GES Exposition Services, Inc. at close of business on 12/31/09.